UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  January 6, 2011 (December 31, 2010)

HEALTHWAYS, INC.
(Former name or former address, if changed since last report)

HEALTHWAYS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-19364	62-1117144
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

701 Cool Springs Boulevard Franklin, Tennessee	37067
(Address of principal executive offices)	(Zip Code)

(615) 614-4929
(Registrant's telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

                  As previously disclosed on December 2, 2010, Healthways, Inc. (the “Company”) announced the planned retirement of Mary A. Chaput as the Company’s Chief Financial Officer, effective December 31, 2010.  Ms. Chaput has agreed to continue as an employee of the Company through December 31, 2011 to assist with the transition of responsibilities and other projects as assigned.  The Company’s Board of Directors has selected Alfred Lumsdaine, 45, to succeed Ms. Chaput as Chief Financial Officer of the Company, effective January 1, 2011.  Mr. Lumsdaine has served as the Company’s Controller and Chief Accounting Officer since joining the Company in February 2002.

On December 31, 2010, in connection with her agreement to continue as an employee of the Company, the Company entered into a Transition Employment Agreement (the “Transition Employment Agreement”) with Ms. Chaput.  The Transition Employment Agreement includes an initial term of one year and provides for a transition salary of $100,000 in consideration of the transition services to be provided by Ms. Chaput as well as a potential completion bonus of $100,000 at the end of the initial one-year term.  In addition, in consideration of Ms. Chaput’s agreement to terminate her previous employment agreement with the Company dated December 19, 2008, the Transition Employment Agreement provides for a base salary of approximately $390,000 for 18 months as well as vesting of her outstanding long-term incentive awards on December 31, 2010. In addition, upon execution of a full release of claims in favor of the Company, Ms. Chaput may elect to receive six additional months of base salary payable at regular payroll dates following the date of termination.  In the event the Transition Employment Agreement is terminated for any reason, Ms. Chaput will be entitled to all compensation accrued under the Transition Employment Agreement through the date of termination.  Ms. Chaput is generally subject to non-compete and non-solicitation covenants under her employment agreement for a period of 18 months following the date of termination of her employment with the Company.

On December 31, 2010, in connection with his appointment as Chief Financial Officer, the Company entered into an employment agreement with Mr. Lumsdaine.  Mr. Lumsdaine’s employment agreement has a continuous term of 16 months and provides for an initial base salary of $325,000 as well as customary benefits, including bonuses, if any, pursuant to bonus plans established for the Company and long-term incentive awards pursuant to the Company’s long term incentive plans, in each case as shall be determined by the Board of Directors upon the recommendation of the Company’s Chief Executive Officer.  Mr. Lumsdaine is also entitled to participate in all benefit plans maintained by the Company for officers generally according to the terms of such plans.

If Mr. Lumsdaine dies during the term of the employment agreement, the Company will pay his base salary due through the date of his death plus a pro-rata portion of any bonus plan to which he is otherwise entitled as of the time of his death.   Further, all of Mr. Lumsdaine’s outstanding unvested equity awards shall vest and/or remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity award. In addition, all amounts contributed by the Company to the Company’s Capital Accumulation Plan (“CAP”) for Mr. Lumsdaine’s benefit shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the date of his death.

If Mr. Lumsdaine’s employment agreement is terminated by the Company or Mr. Lumsdaine due to Mr. Lumsdaine’s disability, Mr. Lumsdaine will be entitled to receive (i) all base salary and benefits due to him through the date of termination and a pro-rata portion of any bonus plan to which he is otherwise entitled as of the date of termination, (ii) his base salary for a period of 18 months to be paid at regular payroll dates following such termination, and (iii) if permitted under the Company’s group medical insurance, group medical benefits for a period of two years following the date of termination; provided, that if Mr. Lumsdaine instead elects continuation of group benefits under COBRA, the Company shall pay the full cost of premiums for two years following the date of termination. The amounts described in (ii) above will be offset by any disability insurance payments Mr. Lumsdaine receives as a result of his disability. In addition, upon execution of a full release of claims in favor of the Company, Mr. Lumsdaine may elect to receive an enhanced severance consisting of six additional months of base salary payable at regular payroll dates following the date of termination. Further, all of Mr. Lumsdaine’s outstanding unvested equity awards shall vest and/or remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity incentive. In addition, all amounts contributed by the Company to the CAP for Mr. Lumsdaine’s benefit shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the date of termination.

If Mr. Lumsdaine’s employment is terminated by the Company for cause, he will be entitled to receive all base salary and benefits to be paid or provided to him under his employment agreement through the date of termination. In addition, upon execution of a full release of claims in favor of the Company, Mr. Lumsdaine may elect to receive six additional months of base salary payable at regular payroll dates following the date of termination. Further, the vested portions of Mr. Lumsdaine’s outstanding equity awards shall remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity awards. All of Mr. Lumsdaine’s unvested equity awards shall terminate on the date of termination. In addition, all amounts contributed by the Company to the CAP for Mr. Lumsdaine’s benefit that have vested shall be paid out in accordance with the terms of the CAP as in effect on the date of termination. Mr. Lumsdaine shall not be entitled to receive any unvested Company contributions to the CAP.

If Mr. Lumsdaine’s employment agreement is terminated by the Company without cause or by Mr. Lumsdaine for good reason, Mr. Lumsdaine will be entitled to receive (i) all base salary and benefits due to him through the date of termination and a pro-rata portion of any bonus plan to which he is otherwise entitled as of the date of termination, (ii) his base salary for a period of 18 months to be paid at regular payroll dates following such termination, and (iii) group medical benefits for a period of 18 months following the date of termination.  In addition, upon execution of a full release of claims in favor of the Company, Mr. Lumsdaine may elect to receive an enhanced severance consisting of six additional months of base salary payable at regular payroll dates following the date of termination. Further, all of Mr. Lumsdaine’s outstanding unvested equity awards shall vest and/or remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity incentive. In addition, all amounts contributed by the Company to the CAP for Mr. Lumsdaine’s benefit shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the date of termination.

If Mr. Lumsdaine’s employment is terminated by Mr. Lumsdaine without good reason, he will be entitled to receive all base salary and benefits to be paid or provided to him under his employment agreement through the next payroll date following the date of termination. Further, the vested portions of Mr. Lumsdaine’s outstanding equity awards shall remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity awards. All of Mr. Lumsdaine’s unvested equity awards shall terminate on the date of termination. In addition, all amounts contributed by the Company to the CAP for Mr. Lumsdaine’s benefit that have vested shall be paid out in accordance with the terms of the CAP as in effect on the date of termination. Mr. Lumsdaine shall not be entitled to receive any unvested Company contributions to the CAP.

If Mr. Lumsdaine’s employment agreement is terminated by the Company without cause or by Mr. Lumsdaine for good reason within 12 months following a change in control, Mr. Lumsdaine will be entitled to receive amounts as described above in the event of termination without cause by the Company or a termination for good reason by Mr. Lumsdaine payable in a lump sum no later than 60 days following the date of termination, as well as certain tax reimbursement payments.  In addition, upon execution of a full release of claims in favor of the Company, Mr. Lumsdaine may elect to receive an enhanced severance consisting of six additional months of base salary payable at regular payroll dates following the date of termination. Further, all of Mr. Lumsdaine’s outstanding unvested equity awards shall vest and/or remain exercisable for their stated terms in accordance with the terms of the agreement governing such equity incentive. In addition, all amounts contributed by the Company to the CAP for Mr. Lumsdaine’s benefit shall vest and thereafter be paid out in accordance with the terms of the CAP as in effect on the date of termination.

Mr. Lumsdaine is generally subject to non-compete and non-solicitation covenants under his employment agreement for a period of 18 months following the date of his termination. In the event Mr. Lumsdaine terminates his employment without good reason, the non-compete and non-solicitation covenants shall remain in effect for 24 months; however, Mr. Lumsdaine may reduce the term of the non-compete and non-solicitation covenants from 24 months to 18 months by executing a full release of claims in favor of the Company.

The foregoing descriptions of the Transition Employment Agreement and Mr. Lumsdaine’s employment agreement are subject in all respects to the terms and conditions of the Transition Employment Agreement and Mr. Lumsdaine’s employment agreement, which are attached hereto as Exhibit 10.1 and 10.2, respectively.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits:

Exhibit 10.1	Transition Employment Agreement dated December 31, 2010 between the Company and Mary A. Chaput

Exhibit 10.2	Employment Agreement dated December 31, 2010 between the Company and Alfred Lumsdaine

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HEALTHWAYS, INC.

By:	/s/ Alfred Lumsdaine
Alfred Lumsdaine
Chief Financial Officer

Date:  January 6, 2011

EXHIBIT INDEX

Exhibit 10.1	Transition Employment Agreement dated December 31, 2010 between the Company and Mary A. Chaput

Exhibit 10.2	Employment Agreement dated December 31, 2010 between the Company and Alfred Lumsdaine